Exhibit 1.1

Global Market Group Limited

10,986,270 American Depositary Shares

Representing

109,862,700 Class A Ordinary Shares $0.00004 Par Value

UNDERWRITING AGREEMENT

March [—], 2011

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, New York 10005

PIPER JAFFRAY & CO.

800 Nicollet Mall

Minneapolis, Minnesota 55402

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Global Market Group Limited, a Cayman Islands company (the “Company”), and the shareholders of the Company listed in Schedule II hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 10,986,270 American Depositary Shares (the “Firm ADSs”) representing 109,862,700 Class A ordinary shares, $0.00004 par value per share (the “Ordinary Shares”), of the Company pursuant to the terms of this underwriting agreement (the “Agreement”). The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Shareholders also propose to sell to the several Underwriters an option to purchase up to 5,493,135 additional American Depositary Shares (the “Option ADSs”, and together with the Firm ADSs, the “ADSs”) representing 54,931,350 Ordinary Shares on the terms and for the purposes set forth in Section 3 hereof. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares”, and the Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of March [—], 2011, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive ten (10) Ordinary Shares deposited pursuant to the Deposit Agreement.

It is understood by all the parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.

Piper Jaffray & Co. (the “DSP Underwriter”) has agreed to reserve up to 549,314 of the Shares and the ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the DSP Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Registration Statement and Prospectus. A registration statement on Form F-1 (File No. 333-172438) with respect to the Shares and the ADSs, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations. Copies of such registration statement(s), including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A of the Rules and Regulations. Each part of such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, each part of such registration statement as so amended (but only from and after the effectiveness of such amendment, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the ADSs (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, but not including a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) of the Rules and Regulations or from and after the time of its first use within the meaning of the Rules and Regulations. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, the ADS Registration Statement (as defined herein) or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, analysis and Retrieval System (“EDGAR”).

2. Representations and Warranties of the Company and the Controlling Shareholder.

(a) Each of the Company and Weijia (David Ling) Pan (the “Controlling Shareholder”) represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) Compliance with Securities Act Requirements. As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use (within the meaning of the Rules and Regulations) of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, and (D) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) Time of Sale Disclosure Package; Certain Defined Terms. Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means [—] on the date of this Agreement.

(2) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares and the ADSs that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Shares and the ADSs or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(iv) Issuer Free Writing Prospectuses. (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, any Statutory Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.

(B) Each Issuer Free Writing Prospectus satisfied, as of its issue date, and will satisfy at all subsequent times through the completion of the public offer and sale of the ADSs, all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.

(v) Ineligible Issuer Status. (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations.

(vi) Financial Statements; Independent Auditor. The combined and consolidated financial statements of the Company and its consolidated subsidiaries, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates indicated. Such financial statements and related schedules have been prepared in accordance with the United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included as required. The financial, operating, and other Company data, including but not limited to the number of the Company’s customers registered under the Global Manufacturer Certificate (“GMC”) standard and non-GMC standard contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus. There are no “non-GAAP financial measures” (as such term is defined in Item 10(e) of Regulation S-K of the Commission) contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Ernst & Young Hua Ming, who has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting within the meaning of the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vii) Good Standing of the Company and Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(viii) Financial Condition. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number Ordinary Shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development involving a prospective Material Adverse Change.

(ix) Litigation. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, might, individually or in the aggregate, result in any Material Adverse Effect.

(x) Registration Statement Exhibits. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (2) the Company’s memorandum and articles of association, or (3) any order, rule, regulation or decree of any court or governmental agency, authority or body having jurisdiction over the Company or any of its properties, except, in the case of (1) and (3), other than credit or loan agreements to which the Company and/or the Controlling Shareholder are a party to, such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency, authority or body is required for the execution, delivery and performance of this Agreement, the Deposit Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Shares and ADSs by the Company, except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (the “FINRA”) or such additional steps as may be required under the Act or state securities or blue sky laws or, other than credit or loan agreements to which the Company and/or the Controlling Shareholder are a party, such consents the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full power and authority to enter into this Agreement and the Deposit Agreement and to authorize, issue and sell the Shares represented by the ADSs as contemplated by this Agreement and the Deposit Agreement.

(xii) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized and, when duly executed and delivered by the Company, and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, will under the applicable laws of the United States and the Cayman Islands, constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance of the Depositary of ADRs evidencing ADSs and the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xiii) No Transaction or Other Taxes. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC or the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the execution and delivery of this Agreement or the Deposit Agreement; (B) the issuance, sale and delivery of the Shares; (C) the deposit of the Ordinary Shares with the Depositary (as defined in the Deposit Agreement); (D) the issuance of the ADSs by the Depositary and the delivery of the ADSs to or for the account of the Underwriters; and (E) the purchase from the Company and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof.

(xiv) Offered Shares and ADSs. All of the issued and outstanding share capital of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be issued hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s memorandum or articles of association or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company. All of the issued and outstanding share capital of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding share capital. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any share capital of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xv) No Personal Liability. No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of the Shares or the ADSs; and, except as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities.

(xvi) Rights of ADR Holders. Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(xvii) Registration Rights. Except as disclosed in the Time of Sale Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act. (collectively, “Registration Rights”), and any person to whom the Company or any of its subsidiaries has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4(a)(xi) hereof.

(xviii) Validity of Contracts. (A) No license, consent, authorization, approval, order, certificate, permit, declaration or filing (“Governmental Authorization”) of any governmental or regulatory agency (“Governmental Agency”), is required for the validity, enforceability or effectiveness of any customer agreement, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the properties of any of them is subject (the “Company Contracts”) other than consents, approvals, authorizations, orders, filings or registrations the failure to obtain which would not, individually or in the aggregate, result in a Material Adverse Effect. (B) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Company Contracts and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or to the knowledge of the Company after due inquiry, any other party to any such contract or agreement, except such termination or non-renewal as would not, individually or in the aggregate, result in a Material Adverse Effect. (C) Neither the Company nor any of its subsidiaries or to the knowledge of the Company after due inquiry, any other party to any Company Contract, is in violation or breach of any PRC, Hong Kong, Cayman Islands, national, provincial, municipal or other local law, regulation, statute, rule or order, which violation or breach could invalidate, impair or result in any fine, penalty or government sanction with regard to any Company Contract, except such violations or breaches that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) Ownership Structure and Contractual Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, (A) the ownership structure (the “Ownership Structure”) of the Company as set forth in the section “Our History and Corporate Structure – Our Current Corporate Structure” in the Preliminary Prospectus, the Time of Sale Disclosure Package and the Prospectus and each of the contractual arrangement (the “Contractual Arrangements”) described in the section “Our History and Corporate Structure – Contractual Arrangements with Guangzhou Shen Long and its Shareholders” in the Preliminary Prospectus, the Time of Sale Disclosure Package and the Prospectus, complies with all applicable PRC laws, rules, regulations and neither the Ownership Structure nor the Contractual Arrangements violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations; neither the Ownership Structure nor the Contractual Arrangements have been challenged by any PRC Governmental Agency and there are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the Company’s knowledge, threatened or contemplated by any PRC Governmental Agency in respect of such Ownership Structure or Contractual Arrangements; (B) all Governmental Authorization required under the PRC laws, rules and regulations in connection with the Ownership Structure and the Contractual Arrangements have been granted, duly made or unconditionally obtained and are in full force and effect, and no such Governmental Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; (C) each of the subsidiaries of the Company described in the Preliminary Prospectus, the Time of Sale Disclosure Package and the Prospectus has full power and authority to enter into and perform its obligations under each contract comprising the Contractual Arrangement (each, a “Contract”) to which it is a party; and each such subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, each Contract to which it is a party; and (D) each Contract constitutes a valid and legally binding obligation of each party to such Contract under PRC laws, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xx) PFIC Status. Based on the composition of the Company’s income and assets, the Company does not believe it was a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be one for its current taxable year or in the foreseeable future.

(xxi) Possession of Licenses and Permits. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable national, provincial, local and foreign laws, regulations, orders and decrees.

(xxii) Title to Property. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xxiii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its respective charter, bylaws, memorandum and articles of association, business license or other constituent documents, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.

(xxiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery of this Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated, and the issuance and sale of the Shares and ADSs, and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the organizational documents (including, without limitation, the memorandum and articles of association and business licenses) of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except in the cases of (ii) and (iii) such violation, breach or default, which would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxv) Tax Filings. All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for all taxation purposes (subject to any applicable extensions) and all such returns are up to date, true, correct and on a proper basis in all material respects, except where failure to make a return, report or filing would not, individually or in the aggregate, result in a Material Adverse Effect; no such returns, reports or filings are the subject of any material dispute with the relevant revenue or other appropriate authorities, except as may be being contested in good faith by appropriate proceedings. The Company and each of its subsidiaries have paid all income and other material taxes required to be paid by them and any related assessments, charges, levies, fines or penalties. There is no tax deficiency, assessment, charge, levy, fine or penalty against the Company or any of its subsidiaries to which a reserve would be required to be established under the applicable accounting rules which has not been so reserved or which is required to be disclosed in the Prospectus which has not been so disclosed and to the knowledge of the Company there are no facts or circumstances in existence which would be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company and its subsidiaries are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC. Neither the Company nor any of its subsidiaries has received notice of any material tax deficiency with respect to the Company or any of the subsidiaries.

(xxvi) No Unapproved Marketing Documents. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares and the ADSs other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III hereto, the Company has not made and will not make any offer relating to the Shares or the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, except in accordance with the provisions of Section 4(a)(xxviii) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(xxvii) Filing and Effectiveness of Registration Statement. A registration statement on Form F-6 (File No. 333-172542) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been declared effective by the Commission in such form; no other document with respect to such registration has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xxviii) Listing. The ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”) subject only to official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.

(xxix) Absence of Other Subsidiaries. Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement, the Company, directly or indirectly, owns no share capital or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxx) Directors and Officers. To the knowledge of the Company after due inquiry, none of the Company’s directors, director nominees or executive officers is a party to any legal, governmental or regulatory proceeding that causes such director or officer to be unsuitable for his or her position on the board or in the Company.

(xxxi) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents.

(xxxii) No Sale, Issuance or Distribution of Shares. The Company has not sold, issued or distributed any shares of its capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxxiii) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiv) No Finder’s Fees. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxv) Insurance. Except as described in the Registration Statement, Time of Sale Disclosure Package and in the Prospectus, each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably deems is adequate for the conduct of its business and reasonably deems is customary for companies engaged in similar businesses in similar industries.

(xxxvi) [Directed Share Program. Except with notice to the Representatives and compliance with applicable laws, none of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.]

(xxxvii) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xxxviii) [Absence of Further Requirements. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except (A) such as have been obtained or made, and, (B) other than credit or loan agreements to which the Company or the Controlling Shareholder are a party to, such consents the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.]

(xxxix) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the ADSs and the application proceeds from such sale, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder.

(xl) Compliance with Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xli) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, that are required to be disclosed by the Company in the reports that it files or submits under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xlii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge after due inquiry, is threatened or imminent, and there is no existing, or, to the Company’s knowledge after due inquiry, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, except those disputes and disturbances that would not, individually or in the aggregate, have a Material Adverse Effect.

(xliii) Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xliv) Possession of Intellectual Property. The Company and each of its subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets, other unpatented and/or unpatentable proprietary rights) and other intellectual property that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Time of Sale Disclosure Package and the Prospectus (collectively, “Intellectual Property”); (B) all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by each of its subsidiaries) are valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge after due inquiry, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products; (D) there are no pending or, to the knowledge of the Company or any of its subsidiaries after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and its Subsidiaries referenced in the Time of Sale Disclosure Package and the Prospectus, to the Company’s best knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any of its subsidiaries are in breach of any license or other agreement relating to the Intellectual Property rights of the Company, its subsidiaries or any third party; and there are no contracts, arrangements or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement. The description of the intellectual property matters of the Company and its subsidiaries as set forth in the Time of Sale Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The services of the Company and its Subsidiaries are conducted in compliance with the applicable copyright and intellectual property laws of the PRC and all other applicable jurisdictions, and do not infringe upon the rights of third parties. Neither the Company nor its Subsidiaries offer services with the object of promoting the use of such services to infringe any third party’s Intellectual Property.

(xlv) Compliance with Anti-Money Laundering Laws. To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, authority or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(xlvi) Compliance with U.S. Foreign Corrupt Practices Act. The Company has adopted policies and procedures reasonably designed to ensure compliance with the U.S. Foreign Corrupt Practices Act (the “FCPA”) and has appointed a compliance officer as part of the Company’s FCPA compliance efforts.

(xlvii) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”); the Company has adopted policies and procedures reasonably designed to ensure compliance with U.S. sanctions administered by OFAC; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to U.S. sanctions administered by OFAC is pending or, to the Company’s knowledge, threatened, except in each case, as would not reasonably be expected to have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in U.S. sanctions administered by OFAC, be prohibited by any U.S. sanctions administered by OFAC.

(xlviii) No Prohibition Against Dividends. None of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

(xlix) Compliance with SAFE. The Company and each of its subsidiaries has taken or is in the process of taking all reasonable steps to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(l) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(li) Accurate Disclosure. The statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the share capital of the Company and the ADSs, and under the captions “Regulations,” “Related Party Transactions,” “Taxation,” “Enforceability of Civil Liabilities,” and “Underwriting,” and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(lii) PRC M&A Rules Are Not Applicable. As of the date of the Prospectus and as of the date of this Agreement, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and SAFE of the PRC on August 8, 2006 (the “M&A Rules”) did not and do not apply to the issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, nor is the China Securities Regulatory Commission (the “CSRC”) or other PRC governmental approval required in connection with the above.

(liii) Disclosure of PRC M&A Rules. The statements set forth in the Statutory Prospectus and Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC resident shareholders or us to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us” and “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or CSRC, may be required in connection with this offering. Any requirement to obtain prior CSRC approval could delay, or create uncertainties regarding, this offering, and our failure to obtain this approval, if required, could have a material adverse effect on our business, operating results, reputation and the trading price of our ADSs” are a fair and accurate summary in all material respects of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

(liv) Other PRC Laws. The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(lv) Employee Benefits. The Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its subsidiaries or to any other person; the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, codes and other requirements relating to employee benefits.

(lvi) Payments in Foreign Currency. Except as set forth in the Time of Sale Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands and PRC law and regulations be paid to the Depositary and to the holders of Shares, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(lvii) Statistical and Market-Related Data. Any third party statistical and market-related data included in the Registration Statement, Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data is consistent with the sources from which they are derived. The Company has obtained written consents to the use the statistical and market-related data included in the Time of Sale Disclosure Package and the Prospectus, and such consents have not been revoked.

(lviii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Rules and Regulations.

(lix) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(lx) No Personal Loans. There are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(lxi) Enforceability under Cayman Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement or any other documents contemplated thereunder be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings`) or that any stamp or similar tax (other than nominal stamp duty if this Agreement or the Deposit Agreement or any other documents contemplated thereunder is executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of this Agreement of the Deposit Agreement or any other documents to be furnished hereunder.

(lxii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale and Disclosure Package and Prospectus has been made without basis or has been disclosed other than in good faith.

(lxiii) Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(lxiv) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Time of Sale and Disclosure Package and Prospectus. The Company has the power to submit, and pursuant to Section 15 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, the ADS Registration Statement or the offering of the Shares or ADSs in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement

Any final judgment for a fixed sum of money (other than a sum in respect of taxes, fines, penalties or similar fiscal or revenue obligations) rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be subject to enforcement proceedings against the Company as a debt in the Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) the judgment is final and conclusive and the New York Court had jurisdiction over the defendant according to Cayman Islands conflict of law rules, (B) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (C) such judgments or the enforcement thereof are not contrary to natural justice or the law, public policy, security or sovereignty of the Cayman Islands, (D) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (E) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC as of the date hereof or the Closing Date. Any judgment obtained in any New York Court arising out of or in relation to the obligations of the Company under this Agreement may be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law, the General Principles of Civil Law and any other applicable law of the PRC relating to the enforceability of foreign judgments and except as described under the heading “Enforceability of Civil Liabilities” in the Time of Sale Disclosure Package and the Prospectus.

(lxv) No Immunity. None of the Company, any of its subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the PRC, Hong Kong, New York or United States federal law; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waive and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 hereof and Section 7.6 of the Deposit Agreement.

(b) Each Selling Shareholder, severally and not jointly and for itself only, represents and warrants to, and agrees with, the several Underwriters as follows:

(i) Such Selling Shareholder is the record owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, good and valid title to the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Shareholder is selling the Shares to be sold by such Selling Shareholder for such Selling Shareholder’s own account and is not selling such Shares, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

(ii) Such Selling Shareholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (“Custody Agreement”), which Custody Agreement is a valid and binding obligation of such Selling Shareholder, to Global Market Group Limited, as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Shareholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Shares and the ADSs to be sold by such Selling Shareholder. Such Selling Shareholder agrees that the Firm ADSs and any Option ADSs represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm ADSs or the Option ADSs hereunder, certificates for the Firm ADSs or the Options ADSs, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the ADSs held by it against delivery of such ADSs.

(iii) Such Selling Shareholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Shares and the ADSs to be sold by such Selling Shareholder; and such Selling Shareholder has duly authorized, executed and delivered to Weijia (David Ling) Pan and Weiquan (Cheandy) Hu, as attorneys-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Shares being sold by such Selling Shareholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iv) Security Interests. Upon payment for the Shares sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depositary Trust Company (“DTC”) or its agent of the Shares in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Shares, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(v) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each constitutes a valid and binding agreement of such Selling Shareholder. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder; except for such breach or default that would not be reasonably expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Shares being sold by such Selling Shareholder, except such as may be required under the Act or state securities laws or blue sky laws or such that would not be reasonably expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(vi) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares or the ADSs other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Shareholder; provided, however, that no Selling Shareholder has made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations except a Permitted Free Writing Prospectus (as defined below) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xxviii) hereof.

(vii) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under applicable securities laws or such that would not be reasonably expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(viii) Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Except as disclosed in the Registration Statement, Time of Sale Disclosure Package or Prospectus, to the knowledge of such Selling Shareholder, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the sale and delivery of the Shares by such Selling Shareholder, the issuance of the ADSs by the Depositary, and the delivery of such ADSs to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof, (iii) the deposit by such Selling Shareholder of the Shares with the Depositary and the custodian and the issuance and delivery of the ADSs, or (iv) the execution and delivery of this Agreement.

(x) Other than as disclosed in the Registration Statement, Time of Sale Disclosure Package or Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(xi) Except as described in the Registration Statement, Time of Sale Disclosure Package or Prospectus, (i) such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchases any of the Shares represented by the ADSs that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and (ii) such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, Time of Sale Disclosure Package or Prospectus.

(xii) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiii) To the knowledge of the Selling Shareholder without independent inquiry, such Selling Shareholder, its subsidiaries and any of its respective officers and executive directors has not violated any Anti-Money Laundering Laws, and the sale of such Selling Shareholder’s Shares in this offering will not violate any Anti-Money Laundering Laws.

(xiv) Such Selling Shareholder does not possess any material nonpublic information concerning the Company or its subsidiaries.

(xv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares and the ADSs of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares and the ADSs.

(xvi) There are no affiliations or associations between any member of the FINRA and such Selling Shareholder or any affiliate of such Selling Shareholder, except as set forth in the Registration Statement.

(xvii) Such Selling Shareholder has reviewed the disclosure under the caption “Principal and Selling Shareholders” set forth in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and neither such disclosure in the Registration Statement, the Time of Sale Disclosure Package nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Selling Shareholder.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by any Selling Shareholder as such and delivered to you or the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Shares and ADSs.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 5,493,135 Firm ADSs, and each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule II hereto, representing 5,493,135 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm ADSs shall be $[—] per ADS. The obligation of each Underwriter to each of the Company and the Selling Shareholders shall be to purchase from each of the Company and the Selling Shareholders that number of Firm ADSs (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm ADSs to be sold by each of the Company and the Selling Shareholders pursuant to this Agreement as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm ADSs specified in Schedule I.

The Firm ADSs will be delivered by or on behalf of the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of [—], or such other location as may be mutually acceptable, at [—] on the third (or if the ADSs are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after [—], the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm ADSs may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm ADSs, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than [—], on the business day next preceding the First Closing Date at the offices of [—], or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters have the right to purchase up to all or any portion of the 1,647,940 Option ADSs from the Selling Shareholder listed in Schedule II hereto, at the same purchase price as the Firm ADSs, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm ADSs. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option ADSs as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option ADSs are to be registered and the date and time, as determined by you, when the Option ADSs are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as the number of Firm ADSs to be purchased by such Underwriter is of the total number of Firm ADSs to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional ADSs. No Option ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

The Option ADSs will be delivered by or on behalf of the Selling Shareholders, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of [—], or such other location as may be mutually acceptable at [—], on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than [—], on the business day next preceding the Second Closing Date at the office of [—], or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholders, on behalf of any Underwriter for the ADSs to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Shareholder.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) Effectiveness of Registration Statement. If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the ADSs by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) Notice Requirement. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, of the Rules and Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Rules and Regulations were received in a timely manner by the Commission.

(iii) Continued Compliance with Securities Law. (A) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) of the Rules and Regulations relating to the ADSs is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the ADSs as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) Filing of Amendments. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Shares and ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) Listing of Securities. The Company shall take or cause to be taken all necessary action to qualify the ADSs and the Shares they represent for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect on the NYSE so long as required for the distribution of the ADSs and the Shares they represent, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state, or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(v) Furnishing of Prospectuses. The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) Reporting Requirements. During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the shareholders of the Company and all other information, documents and reports filed with the Commission, the NYSE or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii) [Payment of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (B) all expenses and fees (including, without limitation, fees and expenses of accountants and counsels, but, except as otherwise provided below, not including fees of the Underwriters’ counsels) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares and the ADSs, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the ADSs and the Shares they represent for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and fees and disbursements of the Underwriters’ counsel incident to any required review by the FINRA of the terms of the sale of the ADSs and the Shares they represent, (F) listing fees, if any, and (G) all air transportation, meals and lodging expenses of the Representatives and the Company’s officers and employees and any other expense of the Company incurred in connection with any “road show” or attending or hosting meetings with prospective purchasers of the ADSs; (H) all expenses arising as a result of the deposit by the Company of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares they represent by the Company to or for the account of the Underwriters, (I) all costs and expenses incurred in connection with the sale by the Selling Shareholders of the ADSs, including, without limitation, fees to DLA Piper UK LLP as U.S. counsel to the Selling Shareholders, (J) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement other than the fees and expenses to be paid by holders of the ADRs (other than the Underwriters in connection with the initial purchase of the ADSs), (K) the cost of preparing the ADRs, the fees and expenses of the Authorized Agent (as defined in Section 15 hereof), [(L) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 2(a)(ii) and (iii)], (M) all documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs and on the execution and delivery of this Agreement and the Deposit Agreement, and (N) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein, provided, however, that the aggregate amount of fees and disbursements of the Underwriters’ counsels to be paid or caused to be paid by the Company pursuant to clauses (C) and (E) above shall not exceed US$[—]. If the sale of the Shares and the ADSs provided for herein is not consummated because the Company, pursuant to Section 9(a) hereof and by notice to you, elects to prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.]

(ix) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x) Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar.

(xi) Restriction on Sale of Securities by Company. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) offer, sell, assign, transfer, pledge, encumber, agree or contract to sell (including any short sale), grant an option to purchase or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of, or enter into any swap, derivative or transaction or other arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of, any Ordinary Shares, ADSs, Class B ordinary shares, $0.00004 par value per share (the “Class B Shares”), or any securities convertible into or exchangeable for, or any option, right or warrant to purchase or acquire Ordinary Shares, ADSs, or Class B Shares (collectively, the “Restricted Securities”), except (i) to the Underwriters pursuant to this Agreement and (ii) to directors, officers and employees of the Company and its Affiliates under the Company’s equity incentive plans disclosed in the Time of Sale Disclosure Package and in the Prospectus, so long as such persons agree to sign the Lock-Up Agreement (as defined below). The Company agrees not to make any demand for or exercise any right with respect to, the registration of the Restricted Securities, without the prior written consent of the Representatives, during the Lock-Up Period other than the filing of a registration statement on Form S-8 in connection with the registration of Common Shares issuable under the Company’s existing share incentive plan. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive such extension. The Company will provide the Representatives, the Depositary, any co-managers and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s ADSs which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(xiii) Restriction on Sale of Securities by Shareholders. The Company has caused to be delivered to you prior to the date of this Agreement a letter from each person or entity set forth on Schedule IV hereto stating that such person or entity agrees that, subject to limited exceptions, he, she or it will not, without your prior written consent, offer, sell, assign, transfer, pledge, encumber, agree or contract to sell (including any short sale), grant an option to purchase or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of, or enter into any swap, derivative or transaction or other arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of, any Restricted Securities, except to the Underwriters pursuant to this Agreement, for a period of 180 days after commencement of the public offering of the ADSs by the Underwriters (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Restricted Securities with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xiv) Absence of Manipulation. The Company, its directors, officers, agents, employees, affiliates or persons acting on its behalf have not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and such parties have not effected any sales of Ordinary Shares or ADSs which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xv) No Finder’s Fees. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xvi) Deposit Agreement. The Company will deposit the Ordinary Shares, prior to each time of delivery, with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such time of delivery. The Company will not facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Deposit Agreement without the consent of the Representatives.

(xvii) Closing of Depositary Facility for New Deposits. Prior to the Closing Date, the Company shall instruct the Depositary not to accept the deposit of Ordinary Shares for a period of 180 days after the public offering date set forth in the Prospectus, unless the Representatives have provided written consent to such deposit.

(xviii) Directed Share Program. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which Directed Shares are offered in connection with the Directed Share Program. [The Company will pay fees and disbursements of counsel (including non-U.S. counsel) incurred by the DSP Underwriter in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the DSP Underwriter in connection with the Directed Share Program.]

(xix) In connection with the Directed Share Program to ensure that the Directed Shares will be restricted to the extent required by the FINRA or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

(xx) Timely Filing. The Company will timely file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xxi) Compliance with Securities Laws and the Sarbanes-Oxley Act. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xxii) Compliance with SAFE. The Company and the Controlling Shareholder will comply with the SAFE rules and regulations (the “SAFE Rules and Regulations”), and will use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under applicable SAFE Rules and Regulations.

(xxiii) Compliance with Local Securities Laws. The Company will arrange for the qualification of the ADSs and the Shares they represent for sale under the foreign or state securities or blue sky laws of such jurisdictions as the Representatives designate and will continue such qualification in effect so long as required for the distribution.

(xxiv) Cayman Island Approvals. The Company will (i) not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the ADSs, it will obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xxv) Compliance with OFAC. The Company will not directly or indirectly use the proceeds of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxvi) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance or transfer taxes, duties, fees, and any transaction levies, commissions or brokerage charges, including any interest and penalties, on the creation, allotment, issuance and sale of the Shares and ADSs and on the execution and delivery of this Agreement. All fees and other payments to be made to the Underwriters by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by the government of the Cayman Islands or the PRC or any political subdivision or taxing authority thereof unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable in respect of (i) any income taxes or franchise taxes imposed on an Underwriter, or (ii) any taxes imposed on an Underwriter by reason of any present or former connection between the Underwriter and any Cayman Islands or PRC taxing jurisdiction other than as a result of entering into this Agreement and receiving payments hereunder.

(xxvii) Performance of Obligations. The Company will do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares and the ADSs.

(xxviii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, and has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(b) Each Selling Shareholder covenants and agrees with the several Underwriters as follows:

(i) Except as otherwise agreed to by the Company and certain Selling Shareholders pursuant to that certain Investors’ Rights Agreement dated as of March 26, 2008, by and between the Company and the parties listed on Schedule I thereto, such Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the Shares being sold by such Selling Shareholder and the fees of such Selling Shareholder’s local counsel.

(ii) The Shares to be sold by such Selling Shareholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Shareholder, are subject to the interest of the several Underwriters and the other Selling Shareholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Shareholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Shareholder, by the death of such Selling Shareholder, or by the occurrence of any other event. If any Selling Shareholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Shares and the ADSs hereunder, certificates for the Shares and the ADSs deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

(iii) Such Selling Shareholder has entered into a Lock-Up Agreement in a form agreed to by the Company, the Underwriters and the Selling Shareholders.

(iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has not effected any sales of Ordinary Shares or ADSs which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(v) Such Selling Shareholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Time of Sale Disclosure Package or in the Prospectus or any supplement thereto or any Issuer General Free-Writing Prospectus, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer General Free-Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) Such Selling Shareholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company, the Controlling Shareholder and the Selling Shareholders contained herein, to the performance by the Company, the Controlling Shareholder and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than [—], on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b) of the Rules and Regulations); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened; no injunction, restraining order or order of any nature by a national, provincial, local or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the ADSs; and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No False Statements. No Underwriter shall have advised the Company that the Registration Statement, the ADS Registration Statement, the Time of sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) No Material Adverse Change. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the ADSs on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) No Credit Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares.

(e) Opinion of U.S. Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Simpson, Thacher & Bartlett LLP, United States counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit I.

(f) Opinion of PRC Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Guangxin Lawyers, PRC counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit II.

(g) Opinion of Cayman Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Walkers, Cayman Islands counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit III.

(h) Opinion of Hong Kong Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Stephenson Harwood, Hong Kong counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit IV.

(i) Opinion of U.S. Counsel for the Selling Shareholders. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of DLA Piper, U.S. counsel for the Selling Shareholders, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives.

(j) Opinion of Local Counsel for the Selling Shareholders. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of DLA Piper Tokyo Partnership, Walkers, Conyers Dill & Pearman, and Maples and Calder counsel for the Selling Shareholders, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit V.

(k) Opinion of U.S. Counsel for the Underwriters. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from O’Melveny & Myers LLP, United States counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives.

(l) Opinion of PRC Counsel for the Underwriters. On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, such opinion or opinions from King & Wood PRC Lawyers, PRC counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives.

(m) Opinion of Depository’s Counsel. On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, such opinion or opinions from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit VI.

(n) Accountant’s Comfort Letter. At the time of execution of this Agreement, you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young Hua Ming, dated as of the date hereof and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, customarily included in the accountants’ “comfort letter,” with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement; and on each Closing Date, you shall have received a letter of Ernst & Young Hua Ming, dated such Closing Date and addressed to you, confirming the conclusions and findings set forth in such prior letter.

(o) Officer’s Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, substantially in the form attached hereto as Exhibit VII and to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the ADSs and the Shares they represent for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its share capital, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(p) Selling Shareholder’s Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each Selling Shareholder to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Shareholder has complied with all the agreements and satisfied all the conditions on such Selling Shareholder’s part to be performed or satisfied at or prior to such Closing Date.

(q) CFO’s Certificate. On each Closing Date, the Company will deliver to you, as Representatives of the several Underwriters, a certificate signed by the chief financial officer of the Company dated such Closing Date and in form and substance satisfactory to you and substantially in the form attached hereto as Exhibit VIII.

(r) Lock-Up Agreements. You, as Representatives of the several Underwriters, shall have received each of the Lock-Up Agreements signed by the persons and entities set forth on Schedule VI hereto on or before the date of this Agreement, and each such Lock-Up Agreement shall be in full force and effect on each Closing Date.

(s) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification by the Company and the Controlling Shareholder. The Company and the Controlling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Controlling Shareholder, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action, as such legal or other expenses are incurred; provided, however, that neither the Company nor the Controlling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expense pursuant to this paragraph, the Underwriters shall promptly return all such sums that had been advanced pursuant hereto.

(b) Indemnification by Selling Shareholders. Each Selling Shareholder, severally and not jointly and for itself only, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Shareholder, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use under the caption “Principal and Selling Shareholders” contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated under such caption or necessary to make the statements therein not misleading in relation to such Selling Shareholder, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action, as such legal or other expenses are incurred; provided, however that such reimbursements shall be made in no greater frequency than once every thirty (30) days, unless otherwise agreed to by such Selling Shareholders and the Underwriters; provided, further, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(c) Indemnification by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Controlling Shareholder and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company, the Controlling Shareholder and such Selling Shareholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company, the Controlling Shareholder and such Selling Shareholder for any legal or other expenses reasonably incurred by the Company, the Controlling Shareholder or such Selling Shareholder in connection with investigating or defending against any such loss, claim, damage, liability or action, as such legal or other expenses are incurred; provided, however that such reimbursements shall be made in no greater frequency than once every thirty (30) days, unless otherwise agreed to by the Company, Controlling Shareholders and the Underwriters or such Selling Shareholder and the Underwriters, as applicable.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a), (b) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of subsection (a) and (b) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing, but if such settlement agreement is entered into with the written agreement of such indemnifying party, or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising our of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (d) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Controlling Shareholder or the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Controlling Shareholder or the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Controlling Shareholder or the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Controlling Shareholder or Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Controlling Shareholder, the Selling Shareholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Controlling Shareholder, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (f). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) Selling Shareholder Indemnification Limitation. Notwithstanding the provisions of this Section 6, in no event shall a Selling Shareholder be required to contribute any amount in excess of the total proceeds (after underwriting commissions, but excluding taxes and other expenses payable by the Company on behalf of such Selling Shareholder) received by such Selling Shareholder from the sale of its Shares and ADSs pursuant to this Agreement to the extent such amount exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Selling Shareholders’ obligations to contribute pursuant to this Section 6 are several in proportion to the number of Shares and ADSs to be sold by each of them pursuant to this Agreement and not joint.

(g) Further Obligation. The obligations of the Company, the Controlling Shareholder and the Selling Shareholders under this Section 6 shall be in addition to any liability which the Company, the Controlling Shareholder and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company, the Controlling Shareholder or any Selling Shareholder within the meaning of the Act.

(h) Furnishment of Information. The Underwriters severally confirm and the Company, the Controlling Shareholder and each Selling Shareholder acknowledges that the statements with respect to the public offering of the ADSs by the Underwriters regarding the names and corresponding share amounts set forth in the table of the underwriters under the caption “Underwriting” and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Statutory Prospectus and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(i) Directed Share Program Indemnification.

(i) The Company and the Controlling Shareholder, jointly and severally, agree to indemnify and hold harmless the DSP Underwriter, each person, if any, who controls the DSP Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the DSP Underwriter within the meaning of Rule 405 of the Securities Act (collectively, “DSP Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (A) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (C) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the DSP Underwriter Entities.

(ii) In case any proceeding (including any governmental investigation) shall be instituted involving any DSP Underwriter Entity in respect of which indemnity may be sought pursuant to this Section 6, the DSP Underwriter Entity seeking indemnity, shall promptly notify the Company and the Controlling Shareholder in writing (but the failure so to notify either of the Company or the Controlling Shareholder will not relieve the Company or the Controlling Shareholder from liability under this Section 6(i) unless and to the extent the Company or the Controlling Shareholder did not otherwise learn of such action and such failure results in the forfeiture by the Company or the Controlling Shareholder of substantial rights and defenses) and the Company and the Controlling Shareholder, upon request of the DSP Underwriter Entity, shall retain counsel reasonably satisfactory to the DSP Underwriter Entity to represent the DSP Underwriter Entity and any others the Company and the Controlling Shareholder may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any DSP Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Underwriter Entity unless (A) the Company and the Controlling Shareholder shall have agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the Company, the Controlling Shareholder and the DSP Underwriter Entity and representation of each of the parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and the Controlling Shareholder shall not, in respect of the legal expenses of the DSP Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DSP Underwriter Entities. Any such separate firm for the DSP Underwriter Entities shall be designated in writing by the DSP Underwriter. The Company and the Controlling Shareholder shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Controlling Shareholder, jointly and not severally, agree to indemnify the DSP Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a DSP Underwriter Entity shall have requested the Company or the Controlling Shareholder to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company and the Controlling Shareholder, jointly and not severally, agree that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Company or the Controlling Shareholder of the aforesaid request and (B) the Company or the Controlling Shareholder shall not have reimbursed the DSP Underwriter Entity in accordance with such request prior to the date of such settlement. The Company and the Controlling Shareholder shall not, without the prior written consent of the DSP Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any DSP Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such DSP Underwriter Entity, unless such settlement includes an unconditional release of the DSP Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(iii) To the extent the indemnification provided for in Section 6(a) is unavailable to a DSP Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and the Controlling Shareholder in lieu of indemnifying the DSP Underwriter Entity thereunder, shall contribute to the amount paid or payable by the DSP Underwriter Entity as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Controlling Shareholder on the one hand and the DSP Underwriter Entities on the other hand from the offering of the Directed Shares or (B) if the allocation provided by Section 6(e) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e) above but also the relative fault of the Company and the Controlling Shareholder on the one hand and of the DSP Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Controlling Shareholder on the one hand and the DSP Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the DSP Underwriter Entities for the Directed Shares, bear to the aggregate price per share of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and the Controlling Shareholder on the one hand and the DSP Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company and the Controlling Shareholder or by the DSP Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv) The Company, the Controlling Shareholder and the DSP Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the DSP Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6. The amount paid or payable by the DSP Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no DSP Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such DSP Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(v) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of any DSP Underwriter Entity or the Company, its officers or directors, the Controlling Shareholder or any other person controlling the Company and (C) acceptance of and payment for any of the Directed Shares.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company, the Controlling Shareholder and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company, the Controlling Shareholder and the Selling Shareholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company, the Controlling Shareholder, any Selling Shareholder or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the ADSs to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased does not aggregate more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased aggregates more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company, the Controlling Shareholder nor any Selling Shareholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company, the Controlling Shareholder or the Selling Shareholders (except to the extent provided in Section 6 hereof).

If Firm ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the ADS Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at [—], on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the ADSs for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the ADSs for sale to the public. For the purpose of this Section, the ADSs shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the ADSs for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

(b) You, as Representatives of the several Underwriters, may terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, shareholders’ equity, properties, management, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business, (iii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iv) trading on the Nasdaq Global Market, NYSE or the American Stock Exchange shall have been wholly suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, NYSE or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (vi) if a banking moratorium has been declared by Cayman Islands, the PRC or U.S. federal or New York authorities, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States or (viii) if there has occurred, after the date hereof and prior to the First Closing Date, any material adverse change in the financial markets in the Cayman Islands, the PRC, the U.S., Asian or international financial markets, any outbreak of hostiles or escalation thereof or other calamity or crisis or any change that, in the sole judgment of Representatives, makes it impracticable or inadvisable to market the ADSs or to enforce contracts for the sale of the ADSs. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Shareholders, shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Shareholders, shall be notified by the Company by telephone, confirmed by letter.

10. Default by One or More of the Selling Shareholders or the Company. If one or more of the Selling Shareholders shall fail at the First Closing Date to sell and deliver the number of Shares which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule II, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Shares which the Company and the non-defaulting Selling Shareholders have agreed to sell hereunder.

In the event of a default by any Selling Shareholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Shareholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the ADS Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

If the Company shall fail at the First Closing Date to sell and deliver the number of ADSs which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company or any Selling Shareholders so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives as follows:

•	Piper Jaffray & Co.,

800 Nicollet Mall, Minneapolis, Minnesota 55402

Tel: [—]; Fax: [—]; and

•	Deutsche Bank Securities Inc.

60 Wall Street, New York, New York 10005

Attention: Syndicate Manager, 4th Floor, with a copy to the attention of the General Counsel, 36th Floor

Provided, however, that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering.

If to the Company, shall be mailed or delivered to it at:

•	Global Market Group Limited; Attention: Weijia (David Ling) Pan, Chief Executive Officer

17F & 19F Tower A, Victory Plaza, No. 103, Tiyuxi Rd.

Guangzhou 510630, People’s Republic of China

Tel: (86) 20-8600-2299; Fax: (86) 20-8600-6638

If to any of the Selling Shareholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing.

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the ADSs from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Submission to Jurisdiction. In connection with any action involving the Company, the Controlling Shareholder or the Selling Shareholders arising out of or relating to this Agreement, the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court”) shall have exclusive jurisdiction over the adjudication of such matters, and each of the Company, the Controlling Shareholder and the Selling Shareholders consent to the jurisdiction of such New York Courts and personal service with respect thereto. The Company, the Controlling Shareholder and the Selling Shareholders hereby consent to personal jurisdiction, service and venue in any New York Court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company, the Controlling Shareholder, the Selling Shareholders and each of the Underwriters waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Controlling Shareholder and the Selling Shareholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Controlling Shareholder and the Selling Shareholders and may be enforced in any other courts to the jurisdiction of which the Company, the Controlling Shareholder or the Selling Shareholders is or may be subject by suit upon such judgment. The Company, the Controlling Shareholder and the Selling Shareholders has appointed Law Debenture Corporate Services Inc. as their respective authorized agent (the “Authorized Agent”) upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court.

16. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Controlling Shareholder and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Time. Time is of the essence of this Agreement.

19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Controlling Shareholder, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

GLOBAL MARKET GROUP

By
Weijia (David Ling) Pan
Chief Executive Officer

CONTROLLING SHAREHOLDER

By
Weijia (David Ling) Pan

SELLING SHAREHOLDERS

By
Weijia (David Ling) Pan
Attorney-in-Fact

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER JAFFRAY & CO.

By
Managing Director

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

DEUTSCHE BANK SECURITIES INC.

By
Managing Director

By
Managing Director

SCHEDULE I

(TO COME)

Underwriter	Number of Firm Shares (1)
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Cowen and Company, LLC
Oppenheimer & Co. Inc

Total

(1)	The Underwriters may purchase up to an additional 1,647,940 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Selling Shareholders

(TO COME)

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option
Future World International Limited
Global Marketing Group Holding Limited
Shanghai International Shanghai Growth Investment Limited
JAFCO Asia Technology Fund IV
Huitung Investments (BVI) Limited
Ultra View Investments Limited
Beprecise Investments Limited
NIFSMBC-V2006S3 Investment Limited Partnership
NIFSMBC-V2006S1 Investment Limited Partnership

Total

SCHEDULE III

Issuer General Free Writing Prospectuses

(TO COME)

SCHEDULE IV

List of Parties to Execute Lock-Up Agreements

(TO COME)

EXHIBIT I

FORM OPINION OF U.S. COUNSEL FOR THE COMPANY

(TO COME)

EXHIBIT II

FORM OPINION OF PRC COUNSEL FOR THE COMPANY

(TO COME)

EXHIBIT III

FORM OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

(TO COME)

EXHIBIT IV

FORM OPINION OF HONG KONG COUNSEL FOR THE COMPANY

(TO COME)

EXHIBIT V

FORM OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDERS

(TO COME)

EXHIBIT VI

FORM OPINION OF DEPOSITARY’S COUNSEL

(TO COME)

EXHIBIT VII

FORM OF CEO AND CFO CERTIFICATE

(TO COME)

EXHIBIT VIII

FORM OF CFO CERTIFICATE

(TO COME)